UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 Westwood Place, Suite 350, Brentwood, TN 37027
(Address of principal executive offices) ( Zip Code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	CYRXW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

MVE Cryobiological Purchase Agreement

On August 24, 2020, Cryoport, Inc., a Nevada corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Chart Industries, Inc. (“Chart”) pursuant to which the Company has agreed to acquire Chart’s MVE cryobiological storage business (the “MVE Acquisition”) for a cash purchase price at closing of $320 million, subject to customary closing working capital and other adjustments (the “Purchase Price”). The MVE Acquisition is structured as the acquisition of certain equity interests and assets and the transfer of certain liabilities in connection therewith.

The Purchase Agreement contains customary representations, warranties, and covenants of Chart and its affiliates and the Company. From the date of the Purchase Agreement until the closing of the transactions contemplated thereby (the “Closing”), Chart is required to operate the MVE cryobiological business in the ordinary course and to comply with certain covenants regarding the operation of such business.

The Closing is subject to customary closing conditions, including, among others, (i) the absence of any governmental order enjoining, preventing, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the MVE Acquisition, (iii) the accuracy of the parties’ representations and warranties contained in the Purchase Agreement, (iv) the parties’ compliance with the covenants and obligations contained in the Purchase Agreement in all material respects, and (v) the absence of a material adverse effect with respect to the MVE cryobiological storage business. The Purchase Agreement contains certain customary termination rights and, subject to certain limitations set forth therein, may be terminated by either the Company or Chart if the MVE Acquisition has not been completed by December 31, 2020 (subject to automatic extension in certain circumstances); provided, however, that such right to terminate the Purchase Agreement is not available to any party whose breach of any provision of the Purchase Agreement results in the failure of the MVE Acquisition to be completed by such date.

The Company expects to finance the Purchase Price with net proceeds from the Private Placement (as defined below) and use of the Company’s cash balance for the remainder of the Purchase Price. The Company currently expects the MVE Acquisition to close in 2020, subject to satisfaction of specified closing conditions.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Purchase Agreement has been filed to provide investors and securityholders with information regarding its terms and conditions. It is not intended to provide any other information about the Company or the MVE Acquisition. The Purchase Agreement contains representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Blackstone Investment

On August 24, 2020, the Company entered into a Securities Purchase Agreement (the “Financing Agreement”) with BTO Freeze Parent L.P. (the “Purchaser”), an investment vehicle of funds affiliated with The Blackstone Group Inc., to issue and sell at closing (the “Private Placement” together with the MVE Acquisition, the “Transaction”) for an aggregate purchase price of $275,000,000: (i) 250,000 shares of a newly designated 4.0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share, for $250,000,000, and (ii) 675,536 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) for $25,000,000. The Company intends to use the net proceeds from the Private Placement to fund the Purchase Price, to pay certain fees and expenses related to the MVE Acquisition and for working capital purposes.

The Financing Agreement contains customary representations, warranties and covenants of the Company and the Purchaser. The Private Placement is expected to close (the “Private Placement Closing”) substantially simultaneously with the Closing, subject to customary closing conditions, including, among others: (i) the continued accuracy of the representations and warranties contained in the Financing Agreement; (ii) the performance in all material respects by each party of its respective covenants and agreements under the Financing Agreement; and (iii) the closing of the MVE Acquisition either prior to or substantially simultaneously with the Private Placement Closing.

After the Private Placement Closing, subject to certain customary exceptions including transfer to permitted transferees, the Purchaser will be restricted from transferring the Series C Preferred Stock until the one year anniversary of the Private Placement Closing.

Designation of Series C Preferred Stock

The Series C Preferred Stock to be issued at the Private Placement Closing will have the powers, designations, preferences, and other rights set forth in the form of Certificate of Designation of the Series C Preferred Stock filed herewith as Exhibit B to the Financing Agreement (the “Certificate of Designation”). The Holders will be entitled to dividends on the original purchase price paid by the Purchaser at the rate of 4.0% per annum, paid-in-kind, accruing daily and paid quarterly in arrears. The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis. The Series C Preferred Stock will rank senior to the Common Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company (a “Liquidation”). Upon a Liquidation, each share of Series C Preferred Stock would be entitled to receive an amount per share equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends and (ii) the amount that the holder of Series C Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Series C Preferred Stock were converted into Common Stock (the “Liquidation Preference”).

Conversion Rights

The Holder will have the right, at its option, to convert its Series C Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $38.6152 per share subject to certain customary adjustments in the event of certain adjustments to the Common Stock.

After the second anniversary of the Private Placement Closing, subject to certain conditions, the Company may, at its option, require conversion of all of the outstanding shares of Series C Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Holders of the election to convert, the closing price of the Common Stock is at least 150% of the conversion price.

Redemption Rights

The Company may redeem the Series C Preferred Stock for cash (i) within 6 months of the Private Placement Closing, up to 50,000 shares of the Series C Preferred Stock at a price equal to 125% of the purchase price paid by the Purchaser plus any accrued and unpaid dividends, (ii) at any time beginning five years after the Private Placement Closing (but prior to six years after the Private Placement Closing), all of the Series C Preferred Stock at a price equal to 105% of the purchase price paid by the Purchaser plus any accrued and unpaid dividends, and (iii) at any time beginning six years after the Private Placement Closing, all of the Series C Preferred Stock at a price equal to 100% of the purchase price paid by the Purchaser plus any accrued and unpaid dividends. Upon a “Fundamental Change” (involving a change of control or de-listing of the Company as further described in the Certificate of Designation), each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Series C Preferred Stock for an amount equal to the Liquidation Preference plus any accrued and unpaid dividends.

Voting & Consent Rights

The Holders generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to certain Nasdaq voting limitations, if applicable.

Additionally, the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock will be required for so long as any shares of the Series C Preferred Stock remain outstanding for (i) amendments to the Company’s organizational documents that have an adverse effect on the holders of Series C Preferred Stock and (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series C Preferred Stock, including any shares of the Company’s Series A Preferred Stock or Series B Preferred Stock. In addition, for so long as 75% of the Series C Preferred Stock issued in connection with the Financing Agreement remains outstanding, consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock will be required for (i) any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting and (ii) incurrence by the Company of any indebtedness unless the Company’s ratio of debt to LTM EBITDA (as defined in the Certificate of Designation) would be less than a ratio of 5-to-1 on a pro forma basis giving effect to such incurrence and the use of proceeds therefrom.

Purchaser Governance Rights

For so long as the Purchaser holds 66.67% of the Series C Preferred Stock issued to it under the Financing Agreement, the Purchaser will have the right to nominate for election one member to the board of directors of the Company (the “Series C Director”), provided that the Purchaser’s initial nominee will be appointed to the Board of Directors at the Private Placement Closing.

Under the Financing Agreement, for so long as the Purchaser has the right to nominate a director for election to the , the Purchaser has agreed to vote all of the shares of Series C Preferred Stock and shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased pursuant to the Private Placement or any other shares of Common Stock owned by the Purchaser (i) in favor of each director nominated or recommended by the Board of Directors for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board of Directors for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board of Directors or the Compensation Committee of the Board of Directors (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock.

For so long as the Purchaser is entitled to nominate a director for election to the Board of Directors, the Purchaser will have certain customary access and information rights.

Purchaser Standstill

Additionally, for so long as the Purchaser has the right to designate or nominate a director to the Board of Directors, the Purchaser will be subject to certain standstill restrictions pursuant to which the Purchaser will be restricted, among other things and subject to certain customary exceptions, from (i) acquiring additional equity securities or securities exchangeable for or convertible into equity securities of the Company; (ii) seeking representation on the Board of Directors (beyond the representation provided for above); (iii) seeking to change or influence the policies or management of the Company (beyond their right to do so based on their representation on the Board of Directors); (iv) submitting any shareholder proposal to the Company; and (v) publicly proposing any change of control or other material transaction involving the Company; or supporting or encouraging any person in doing any of the foregoing.

Registration Rights Agreement

Holders of Series C Preferred Stock, Common Stock issuable upon conversion of Series C Preferred Stock and Common Stock issued to Purchaser pursuant to the Financing Agreement will have certain customary registration rights with respect to such shares of Common Stock issuable upon conversion of Series C Preferred Stock and such shares of Common Stock issued pursuant to the Financing Agreement pursuant to the terms of the Registration Rights Agreement, a form of which is attached as Exhibit C to the Financing Agreement (the “Registration Rights Agreement”).

The foregoing description of the terms of the Series C Preferred Stock, the Financing Agreement, the Certificate of Designation, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Financing Agreement and the exhibits thereto, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Financing Agreement has been filed to provide investors and securityholders with information regarding its terms and conditions. It is not intended to provide any other information about Purchaser or the Company. The Financing Agreement contains representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties, and covenants are qualified by information in a confidential disclosure letter that the Company delivered in connection with the execution of the Financing Agreement and were made as of the date of the Financing Agreement and as of the Private Placement Closing, except those made as of a specified date. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Financing Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statement Regarding Forward-Looking Information

Statements in this report which are not purely historical, including statements regarding the Company’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

These forward-looking statements include, but are not limited to, statements concerning the potential benefit of the Company’s acquisition of the MVE cryobiological storage business, completion of the Private Placement and the estimated or anticipated future business, performance and results of operations following the Transaction. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) the conditions to the closing of the MVE Acquisition or the Private Placement may not be satisfied; (2) the Transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the Transaction; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement or the Financing Agreement; (5) risks and uncertainties associated with the effect of changing economic conditions, (6) trends in the products markets, (7) variations in the Company’s cash flow, (8) market acceptance risks, (9) technical development risks and (10) other risks to the consummation of the MVE Acquisition or the Private Placement, including the risk that the MVE Acquisition or the Private Placement will not be consummated within the expected time period or at all. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Company’s 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and any subsequent filings with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the date of this report. Except as required by law, the Company disclaims any obligation, and does not undertake, to update or revise any forward-looking statements in this report.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Financing Agreement, the Company has agreed to issue shares of Series C Preferred Stock and Common Stock to the Purchaser at the Private Placement Closing. This issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The Financing Agreement contains representations of the Purchaser that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares of Series C Preferred Stock and Common Stock are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.

Item 3.03 Material Modification to the Rights of Securities Holders

As described in Item 1.01, under the terms of the Financing Agreement, the Company has agreed to issue shares of Series C Preferred Stock to the Purchaser at the Private Placement Closing. The Series C Preferred Stock Certificate of Designations will entitle the Holders to certain rights that are senior to the rights of holders of the Common Stock, such as rights to certain distributions and rights upon liquidation of the Company. In addition, in connection with the Private Placement Closing, the Company will enter into the Registration Rights Agreement with the Purchaser relating to the registered resale of the Registrable Securities (as defined therein). The general effect of the issuance of the Series C Preferred Stock and entry into the Registration Rights Agreement upon the rights of the holders of Common Stock is more fully described in Item 1.01 of this Current Report on Form 8-K, which descriptions are incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On August 25, 2020, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On August 25, 2020, the Company posted a slide presentation on its investor relations website regarding the MVE Acquisition. The Company’s presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and slide presentation is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated it by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase Agreement by and between Cryoport, Inc. and Chart Industries, Inc. dated as of August 24, 2020.
10.1*	Securities Purchase Agreement by and between Cryoport, Inc. and BTO Freeze Parent L.P. dated as of August 24, 2020.
99.1	Press release issued by Cryoport, Inc., dated August 25, 2020.
99.2	Investor Presentation posted by Cryoport, Inc., dated August 25, 2020.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

*        Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2020	Cryoport, Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer